Exhibit 99.1

Investor Contact:	Media Contact:
Meredith Mendola	Nicole Rowe
781-370-6151	781-370-6369
mmendola@ptc.com	nrowe@ptc.com

PTC Reports First Quarter Fiscal Year 2006 Results

- Company Delivers 14% Year-Over-Year Total Revenue Growth and 25% Year-over-Year License Revenue Growth -

NEEDHAM, Mass., January 25, 2006 – PTC (Nasdaq: PMTC), the Product Development Company™, today reported revenue of $192.5 million for the first fiscal quarter ended December 31, 2005, up 14% from $169.2 million for the same period last year. The increase was driven by a combination of continued organic growth and the addition of revenue from Arbortext, which PTC acquired in July 2005. PTC license revenue grew 25% during the quarter reflecting stronger-than-expected software sales in both large customer accounts and the small and medium business market.

“We are off to a great start to 2006,” said C. Richard Harrison, president and chief executive officer. “Our results reflect strong performance across product lines, with particularly outstanding performance in Windchill and our channel. These results clearly demonstrate traction in two of our most important strategic initiatives and largest growth opportunities. Our Windchill 8.0 launch last June has already resulted in increased sales of Windchill PDMLink and Pro/INTRALINK. And the small and medium business market is accelerating its adoption of our Pro/ENGINEER solutions.”

GAAP net income for the first quarter was $7.5 million, or $0.03 per diluted share, compared with GAAP net income of $19.2 million, or $0.07 per diluted share, in the year-ago period. PTC adopted FAS 123(R) in the fourth quarter of fiscal year 2005, and therefore the GAAP results from the year-ago period do not include the cost of stock-based compensation in accordance with FAS 123(R). Non-GAAP net income, which excludes stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, restructuring charges, if any, and the related tax effect of these items, as well the effect of one-time tax items, if any, was $18.8 million for the first quarter, or $0.07 per diluted share, compared to $19.5 million in the year-ago period, or $0.07 per diluted share. We have provided a reconciliation between GAAP and non-GAAP results in the attached financial tables.

Cash and cash equivalents were $167.2 million at the end of the first quarter, down from $204.4 million at the end of the fourth quarter, primarily due to seasonal compensation payments, as well as two small acquisitions completed during the quarter.

Revenue Metrics

Total Desktop Solutions revenue for the first quarter was $126.4 million, up 3% from the same period last year. Desktop Solutions license revenue grew 11% from the year-ago period to $36.1 million. The Desktop Solutions license revenue growth reflected increased sales of entry-level packages of Pro/ENGINEER as well as a significant transaction with a customer in Europe.

Total Enterprise Solutions revenue grew 43% in the first quarter to $66.1 million. Enterprise Solutions license revenue was $22.4 million, up 55% from the year-ago period. This exceptional growth reflects significantly accelerated revenue growth from our Windchill PDMLink and Pro/INTRALINK products, as well as additional revenue from products acquired from Arbortext.

PTC Reports First Quarter Fiscal Year 2006 Results

In the first quarter, PTC received orders from leading organizations, including Airbus, Atlas Copco, Boeing Company, Daihatsu Motor Co. Ltd., LG Electronics Inc., Nike Incorporated, Owens-Illinois, Schneider Electric Industries, Siemens AG, Stryker Corporation and Wuchang Shipyard. PTC’s reseller channel delivered $39.3 million in total revenue during the quarter, up 18% from the year-ago period.

“We have begun to see strong benefits from the execution of our strategy and the investments we made in our business in 2005,” continued Harrison. “We expect 2006 to be an exciting year for PTC as we focus on opportunities in our existing customer base, build momentum with Arbortext solutions, and work with our partner IBM to build a pipeline of business in China and targeted accounts around the world.”

Second Quarter and Fiscal Year 2006 Financial Outlook

PTC’s revenue forecast for the second quarter of fiscal 2006 is between $195 million and $200 million. On a GAAP basis, second quarter total costs and expenses are expected to be approximately $182 million to $187 million, and earnings per share are expected to be between $0.03 and $0.05. Total non-GAAP second quarter operating costs are expected to be approximately $170 million to $175 million. The Company expects non-GAAP second quarter earnings per share to be between $0.07 and $0.09. These non-GAAP operating cost and earnings expectations exclude the following second quarter estimated expenses:

•	Approximately $10 million of expense related to stock-based compensation

•	Approximately $2 million of acquisition-related amortization expense

For the fiscal year ending September 30, 2006, PTC reiterates its previous guidance of revenue between $805 and $815 million. On a GAAP basis, fiscal year 2006 earnings per share are expected to be between $0.18 and $0.20. The Company expects non-GAAP earnings per share to be between $0.35 and $0.37 for the fiscal year. These non-GAAP earnings expectations exclude the following full-year estimated expenses:

•	Approximately $40 million of expense related to stock-based compensation

•	Approximately $9 million of acquisition-related amortization expense

PTC announced today that its Board of Directors has authorized a two-for-five reverse stock split effective February 28, 2006. On a post-split basis, our earnings per share outlook is adjusted as follows:

•	Second quarter 2006 GAAP earnings per share of $0.06 to $0.14

•	Second quarter 2006 non-GAAP earnings per share of $0.16 to $0.24

•	Fiscal year 2006 GAAP earnings per share of $0.44 to $0.51

•	Fiscal year 2006 non-GAAP earnings per share of $0.86 to $0.94

Important Information about Non-GAAP References

References by the Company to non-GAAP operating costs and non-GAAP earnings per share refer to costs and expenses or earnings per share excluding stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, restructuring charges, and the related tax effect of these items, as well the effect of one-time tax items, if any. GAAP requires that these costs and charges be included in costs and expenses and accordingly used to determine operating income (loss) and earnings per share. The Company’s management uses non-GAAP operating costs, and associated non-GAAP net income (which is the basis for non-GAAP earnings per share) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.

First, excluding the stock-based compensation cost from GAAP operating income enables management and investors to perform a meaningful comparison of the Company’s operating results to prior periods. In these prior periods, the Company’s GAAP financial results were not required to include expense

PTC Reports First Quarter Fiscal Year 2006 Results

associated with stock-based compensation, and now these expenses will be distributed among the functional expense line items in the GAAP presentation. Second, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates these grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company’s functional organizations since the grants are episodic in nature and unrelated to our core operating metrics. Likewise, we believe that excluding items such as in-process R&D write-offs and amortization of intangible assets associated with acquisitions, or restructuring charges that are not directly attributable to our ongoing operations and that do not generally fluctuate in correlation with periodic performance, provides investors with information that helps to compare period-over-period operating performance by highlighting the effect of the acquisitions or restructuring activities on our results of operations. In addition, the Company’s management excludes the financial statement effect of these items in creating operating budgets for the Company’s functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP earnings per share affords investors a view of earnings that may be more easily compared to peer companies and enables investors to consider the Company’s earnings on both a GAAP and non-GAAP basis in periods when the Company is engaged in acquisition activities or undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income (loss) should be construed neither as an alternative to GAAP net income (loss) or earnings (loss) per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results.

Earnings Call Webcast

The Company will provide detailed financial information and an outlook update on its first quarter fiscal year 2006 results conference call and live webcast on January 25, 2006 at 10 a.m. ET. This earnings press release and accompanying financial and operating statistics will be accessible prior to the conference call and webcast on the Company’s web site at www.ptc.com/for/investors.htm. In addition, the live webcast may be accessed at the same Web address. To access the live call, please dial 1-888-566-8560 (in the U.S.) or +1-517-623-4768 (international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on January 30, 2006. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 203-369-3233.

The Company’s unaudited consolidated statements of operations, the unaudited condensed consolidated balance sheets, and the unaudited condensed consolidated statements of cash flows for the first quarter fiscal year 2006 are attached.

About PTC

PTC (Nasdaq: PMTC) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 40,000 companies worldwide. PTC customers include the world’s most innovative companies in manufacturing, publishing, services, government and life sciences industries. PTC is included in the S&P 500 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

Statements in this news release that are not historical facts, including statements about our confidence and strategies and our expectations about revenue, results of operations, and market acceptance of our products, are forward-

PTC Reports First Quarter Fiscal Year 2006 Results

looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Those risks and uncertainties include the following: the PLM market is relatively new and may not grow at the rate we expect; we may be unable to capture market share by differentiating our product and service offerings from those of our competitors; the growth in sales of Windchill PDMLink and Pro/INTRALINK that we have experienced following our release of Windchill 8.0 may not continue at the same rate or may decline in the future; competition within the small and medium business market is intense and we may be unable to sustain the growing adoption of our Pro/ENGINEER solutions; expanding our technology footprint and augmenting our product lines may not generate expected additional sales or revenues; we may be unable to successfully complete the acquisitions of strategic businesses and any businesses we have acquired or acquire may not generate the revenues and earnings we expected; we may be unable to successfully develop and integrate the technologies and the businesses we have acquired or may acquire in order to offer integrated solutions that complement PTC’s product development system; we may be unable to undertake our strategic initiatives while controlling increases in our operating cost structure; the IT spending environment may not continue to improve or may not improve at the rate we expect; as well as other risks and uncertainties detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent report on Form 10-K.

PTC, The Product Development Company, Pro/ENGINEER, Wildfire, Windchill, Pro/INTRALINK, Arbortext, and all PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies and products referenced herein have trademarks or registered trademarks of their respective holders.

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PTC Reports First Quarter Fiscal Year 2006 Results

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	December 31, 2005	January 1, 2005
Revenue:
License	$58,527	$46,929
Service	133,991	122,261

Total revenue	192,518	169,190

Costs and expenses:
Cost of license revenue(1)	3,303	1,497
Cost of service revenue(1)	58,722	46,160
Sales and marketing(1)	63,645	56,045
Research and development(1)	34,583	26,467
General and administrative(1)	19,629	15,587
Amortization of acquired intangible assets	1,358	222

Total costs and expenses	181,240	145,978

Operating income	11,278	23,212
Other income (expense), net	1,099	(487)

Income before income taxes	12,377	22,725
Provision for income taxes	4,861	3,566

Net income	$7,516	$19,159

Earnings per share - Basic and Diluted	$0.03	$0.07
Weighted average shares outstanding - Basic	273,713	270,036
Weighted average shares outstanding - Diluted	281,677	279,194

(1)	Effective July 3, 2005, PTC adopted FAS 123(R), “Share-Based Payment”. Accordingly, for the three months ended December 31, 2005, stock-based compensation was accounted under FAS 123(R), while for the three months ended January 1, 2005, stock-based compensation was accounted under APB No. 25, “Accounting for Stock Issued to Employees.” The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended
	December 31, 2005	January 1, 2005
Cost of license revenue	$40	$—
Cost of service revenue	1,947	—
Sales and marketing	2,315	—
Research and development	2,105	109
General and administrative	3,257	—

Total stock-based compensation	$9,664	$109

PTC Reports First Quarter Fiscal Year 2006 Results

PARAMETRIC TECHNOLOGY CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended
	December 31, 2005	January 1, 2005
GAAP net income	$7,516	$19,159
Stock-based compensation	9,664	109
Amortization of acquired intangible assets included in cost of license revenue	772	—
Amortization of acquired intangible assets	1,358	222
Provision for income taxes (2)	(558)	—

Non-GAAP net income	$18,752	$19,490

GAAP diluted earnings per share	$0.03	$0.07
Stock-based compensation	0.03	—
All other items identified above	0.01	—

Non-GAAP diluted earnings per share	$0.07	$0.07

Weighted average shares used in calculating non-GAAP diluted net earnings per share (3)	283,939	279,194

(2)	The tax effect of non-GAAP adjustments is $0.6 million and $0.0 million for the first quarter of 2006 and 2005, respectively.
(3)	Weighted average shares used in calculating non-GAAP diluted earnings per share for the first quarter of 2006 includes 2.3 million additional shares related to outstanding stock options assumed to be repurchased under SFAS 123(R) that would not be assumed to be repurchased under APB No. 25.

PTC Reports First Quarter Fiscal Year 2006 Results

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2005	September 30, 2005
ASSETS

Cash and cash equivalents	$167,152	$204,423
Accounts receivable, net	155,113	147,497
Property and equipment, net	50,543	52,551
Goodwill and acquired intangible assets, net	267,993	258,838
Other assets	131,257	123,314

Total assets	$772,058	$786,623

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deferred revenue	$196,095	$200,467
Other liabilities	234,461	262,312
Stockholders’ equity	341,502	323,844

Total liabilities and stockholders’ equity	$772,058	$786,623

PTC Reports First Quarter Fiscal Year 2006 Results

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	December 31, 2005	January 1, 2005
Cash flows from operating activities:
Net income	$7,516	$19,159
Stock-based compensation	9,664	109
Depreciation and amortization	8,061	6,364
Other	(46,810)	3,052

Net cash (used in) provided by operating activities (4)	(21,569)	28,684

Capital expenditures	(3,350)	(2,804)
Acquisition of businesses	(10,675)	—
Other investing and financing activities	738	3,045
Foreign exchange impact on cash	(2,415)	10,252

Net increase (decrease) in cash and cash equivalents	(37,271)	39,177
Cash and cash equivalents, beginning of period	204,423	294,887

Cash and cash equivalents, end of period	$167,152	$334,064

(4)	Net cash provided by operating activities for the three months ended January 1, 2005 includes a tax refund received during the quarter of $39.5 million. This refund was included in income taxes receivable on the Consolidated Balance Sheet at September 30, 2004.